UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2020

First US Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3291 U.S. Highway 280

Birmingham, Alabama 35243

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (205) 582-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FUSB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.405 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Objectives Established for Fiscal 2020 Cash Bonuses

On February 26, 2020, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of First US Bancshares, Inc. (the “Company”) established an annual cash incentive program for the Company’s fiscal year ending December 31, 2020 for certain executive officers and key employees of the Company and its subsidiaries, including the Company’s named executive officers – James F. House, President and Chief Executive Officer of the Company and First US Bank (the “Bank”); Thomas S. Elley, Chief Financial Officer of the Company and the Bank; and William C. Mitchell, Senior Executive Vice President, Consumer Lending, of the Bank (the “2020 Cash Incentive Program”).  Under the 2020 Cash Incentive Program, certain executive officers and key employees of the Company and its subsidiaries have a short-term incentive cash bonus opportunity based on certain corporate and individual performance objectives established by the Compensation Committee.

With respect to the Company’s named executive officers, the cash bonus opportunity is based on the achievement of certain specified levels of financial performance, specifically the Company’s (i) consolidated pre-tax income for 2020 (45% of the total cash bonus opportunity); (ii) consolidated pre-tax return on average assets (“ROAA”) (35% of the total cash bonus opportunity); and (iii) basic earnings per share, after tax (“EPS”) (15% of the total cash bonus opportunity).  For each of the named executive officers, the cash bonus opportunity also contains a discretionary component (the “Discretionary Component”) (5% of the total cash bonus opportunity), to be approved by the Compensation Committee based on the named executive officer’s contributions to the Company’s overall strategic goals during 2020.  Factors considered in determining the Discretionary Component may include, but are not limited to, contribution to the long-term profitability and growth of the Company, achievement of strategic projects or initiatives, commitment to integrity and the values of the Company, improvement in total shareholder return, successful expansion efforts, balance sheet management, gains on peer group comparisons, successful implementation of reorganization strategies and successful implementation of cost control strategies.  The cash bonus opportunity is subject to reduction (up to 35% of the total cash bonus opportunity) based on deterioration of the Company’s regulatory ratings or other negative regulatory findings.  The individual target bonus opportunity for the three named executive officers participating in the 2020 Cash Incentive Program is 45% of 2020 base salary for Mr. House; 35% of 2020 base salary for Mr. Elley; and 35% of 2020 base salary for Mr. Mitchell.

Under the 2020 Cash Incentive Program, the Company’s named executive officers will receive 100% of their target bonus opportunity if the Company’s final consolidated pre-tax income, ROAA and EPS for 2020 are 100% of the Company’s budgeted consolidated pre-tax income, ROAA and EPS for the year, and if the named executive officers receive 100% of the Discretionary Component.  The named executive officers will receive 50% of their target bonus opportunity if the Company achieves a threshold level of performance (approximately 80% of the Company’s budgeted consolidated pre-tax income, 85% of the Company’s budgeted ROAA and 85% of the Company’s budgeted EPS), and if the named executive officers receive 80% of the Discretionary Component.  The named executive officers will receive 150% of their target bonus opportunity if the Company achieves a maximum level of performance (approximately 120% of the Company’s budgeted consolidated pre-tax income, 115% of the Company’s budgeted ROAA and 115% of the Company’s budgeted EPS), and if the named executive officers receive 120% of the Discretionary Component.  No payments will be made for performance below the specified minimum threshold amounts.  Payouts between the threshold and maximum amounts will be calculated by the Compensation Committee using straight-line interpolation, as described in the 2020 Cash Incentive Program.

The Compensation Committee may make adjustments to the terms and conditions of, and the criteria included in, awards under the 2020 Cash Incentive Program in recognition of unusual or nonrecurring events affecting a participant or the Company or the financial statements of the Company, or in certain other instances specified in the 2020 Cash Incentive Program.  The 2020 Cash Incentive Program provides for recoupment of cash bonus payments based on (i) achievement of financial results that are subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance objectives used by the Compensation Committee to determine the amount of any cash bonus payments were materially inaccurate.  Additionally, cash bonus payments are subject to recoupment based on a participant’s conduct that is not in good faith and that materially disrupts, damages, impairs or interferes with the business of the Company.

A copy of the 2020 Cash Incentive Program is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the 2020 Cash Incentive Program is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1	2020 Cash Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2020	FIRST US BANCSHARES, INC.

	By:	/s/ Thomas S. Elley
	Name:	Thomas S. Elley
Vice President, Treasurer and Assistant Secretary,
Chief Financial Officer and Principal Accounting Officer